CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP GOVERNMENT
FUND

         The undersigned Trustees
of Delaware
         Group Government Fund, a
Delaware
         statutory trust (the
Trust), constituting a
         majority of the Board of
Trustees of the
         Trust (the Trustees), do
hereby  certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the Declaration
of Trust), Article VII, Section 2
of the Declaration of Trust is
hereby amended by deleting the
second sentence of Section 2(a) in
its entirety and replacing it with
the following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Delaware Group
Government
      Fund, certify as to the above
as of the 15th
      day of November, 2006.

PATRICK P. COYNE
Patrick P. Coyne
Trustee

ANN R. LEVEN
Ann R. Leven
Trustee

THOMAS L. BENNETT
Thomas L. Bennett
Trustee

THOMAS F. MADISON
Thomas F. Madison
Trustee

JOHN A. FRY
John A. Fry
Trustee

JANET L. YEOMANS
Janet L. Yeomans
Trustee

ANTHONY D. KNERR
Anthony D. Knerr
Trustee

J. RICHARD ZECHER
J. Richard Zecher
Trustee

LUCINDA S. LANDRETH
Lucinda S. Landreth
Trustee


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